                                                                   EXHIBIT 10.53

                             INTERCREDITOR AGREEMENT

         THIS INTERCREDITOR AGREEMENT dated as of July 30, 2003 (this "Agreement") is by and among SILICON VALLEY BANK ("SVB"), WARBURG PINCUS PRIVATE EQUITY VIII, L.P., as collateral agent for the Noteholders (as herein defined) (in such capacity, the "Collateral Agent"), and PROXIM CORPORATION (the "Company").

                              W I T N E S S E T H:

         WHEREAS, reference is made to those certain SVB Agreements (as herein defined) pursuant to which the Company has granted a security interest in and lien on the SVB Collateral (as herein defined) to SVB;

         WHEREAS, reference is made to that certain Securities Purchase Agreement, dated as of July 22, 2003 (the "Purchase Agreement"), by and among the Company and the purchasers identified therein (the "Purchasers") pursuant to which the Company, subject to the conditions set forth therein, has agreed to issue promissory notes (the "Notes") to the Purchasers in an aggregate original principal amount of $30 million (the Purchasers and the other holders from time to time of the Notes being referred to herein collectively as the "Noteholders");

         WHEREAS, pursuant to the Pledge and Security Agreement, dated as of even date herewith, between the Collateral Agent and the Company, and all schedules, exhibits and annexes attached thereto (the "Pledge and Security Agreement"), the Company has granted to the Collateral Agent, for the benefit of the Noteholders, security interests in and liens on the Noteholder Collateral (as herein defined); and

         WHEREAS, the Pledge and Security Agreement provides that the ranking and priority of the security interests and liens granted thereunder shall be governed in accordance with the provisions set forth herein.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         SECTION 1 Definitions.

         1.1 Definitions. Terms used but not otherwise defined herein shall have the meanings provided in the Purchase Agreement. As used herein:

         "Bankruptcy Code" means the United States Bankruptcy Code.

         "Bankruptcy Event" means any voluntary or involuntary bankruptcy, insolvency, receivership or other statutory or common law proceeding or arrangement involving the

Company or the readjustment of its liabilities or any assignment for the benefit of its creditors or any marshalling of its assets or liabilities.

         "Event of Default" has the meaning given to it in the Notes.

         "Noteholder Collateral" means "Collateral," as defined in the Pledge and Security Agreement.

         "Noteholder Collateral Documents" means the Pledge and Security Agreement, any intellectual property security agreement and any and all other security agreements, pledge agreements, deeds of trust, security deeds and like instruments establishing or otherwise giving effect to the liens on and security interests in the Noteholder Collateral, including Uniform Commercial Code financing statements and notice filings in respect of intellectual property, in each case as amended or modified.

         "SVB Agreements" means collectively the following (as the same have been previously modified or amended and as the same may hereafter be modified or amended from time to time): (a) the Loan and Security Agreement, dated as of December 27, 2002 and as amended on March 18, 2003, between SVB and the Company;
(b) the Intellectual Property Security Agreement, dated as of December 27, 2002, between SVB and the Company; (c) the Letter Agreement, dated June 13, 2003, between SVB and the Company; (d) the Accounts Receivable Financing Agreement, dated as of June 13, 2003, between SVB and the Company; (e) the Temporary Overadvance Agreement, dated as of June 23, 2003, between SVB and the Company;
(f) all present and future documents, instruments and agreements relating to the foregoing, and (g) all schedules, exhibits and annexes attached to the foregoing.

         "SVB Collateral" means "Collateral," as defined in the SVB Agreements, including without limitation the assets described on Exhibit A hereto.

         "SVB Obligations" means all present and future indebtedness, liabilities, guarantees and other obligations of the Company to SVB, including without limitation, those relating to cash management services, letters of credit and foreign exchange contracts, and interest accruing before or after any bankruptcy or insolvency proceeding is commenced by or against the Company, provided, that the aggregate principal amount thereof does not exceed $20,000,000.

         SECTION 2 Priority Provisions and Consent.

         2.1 Priority. (a) The parties hereto agree that, as between SVB, on the one hand, and the Collateral Agent and the Noteholders, on the other hand:

            (i) the security interests and liens of SVB in the SVB Collateral shall be first priority security interests and liens;

            (ii) the security interests and liens of the Collateral Agent and the Noteholders in the SVB Collateral shall be junior and subordinate to the security interests and liens therein of SVB; and

            (iii) the provisions of clauses (i) and (ii) above shall be effective regardless of the times of creation, attachment or perfection of any of such security interests and liens or of the order of execution of any agreements or instruments relating thereto or of the order of filing or recording of any financing statement, notice of lien or other document with respect thereto.

      (b) SVB hereby consents to: (i) the issuance of the Notes by the Company to the Noteholders; (ii) the issuance of the Preferred Stock (1) upon exchange of the Notes and (2) upon the Company's exercise of its Call Right; (iii) the issuance of the Warrants; (iv) the issuance of the Common Stock issuable upon the conversion of the Preferred Stock and upon exercise of the Warrants; and (v) the creation and grant of the security interests in and liens on the Noteholder Collateral to the Collateral Agent, on behalf of Noteholders, pursuant to the Loan Documents.

      2.2   Proceeds of SVB Collateral. Without limiting the provisions of
Section 2.3 hereof, any amounts received by the Collateral Agent or any Noteholder on or as a result of any exercise of remedies under the Noteholder Collateral Documents with respect to, or otherwise from the proceeds of a sale or transfer or other disposition of, the SVB Collateral, or otherwise, shall be paid over to SVB for application to the SVB Obligations in the manner provided in the SVB Agreements.

      2.3 Limitations on Rights and Remedies. Neither the Collateral Agent nor any Noteholder shall be entitled to exercise any rights or remedies with respect to the SVB Collateral, including any right to (a) enforce any liens thereon or sell or otherwise foreclose on any portion of the SVB Collateral or (b) request any action, institute proceedings, give any instructions, make any election, give any notice to account debtors or make collections with respect to any portion of the SVB Collateral. The Collateral Agent will execute and deliver any and all releases and other documents that SVB may reasonably request to give effect to any such sale of or foreclosure upon SVB Collateral (subject to the rights of the Collateral Agent and the Noteholders to any SVB Collateral or proceeds thereof if such sale or foreclosure shall result in a termination of this Agreement pursuant to Section 4.4 hereof).

      2.4 No Other Beneficiaries of Lien Subordination. This Agreement and the provisions contained herein are intended only for the benefit of SVB and not for the benefit of the Company or any other creditor of the Company. The Company will not publish or give to any creditor or prospective creditor of the Company any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination hereunder of the lien rights of the Collateral Agent, on behalf of the Noteholders, without also stating or causing to be stated (in a conspicuous manner in the case of any document) that such subordination is solely for the benefit of SVB and not for the benefit of any other creditor of the Company or the Company.

      2.5 Rights of SVB Not to be Impaired. No right of SVB to enforce the provisions hereof shall at any time in any way be prejudiced or impaired by any act or omission in good faith by SVB or by any noncompliance by any other party to this Agreement with the terms and provisions hereof or of any documents or instruments relating to the Noteholder Obligations, regardless of any knowledge thereof that SVB may have or otherwise be charged with.

      2.6 Waivers. SVB shall not have any liability or duty of any kind to the Collateral Agent or the Noteholders with respect to the SVB Collateral, except as set forth in this Agreement. The Collateral Agent and the Noteholders hereby waive and release any claim that any of them may now or hereafter have against SVB arising out of any and all actions which it, in good faith, takes or omits to take with respect to the SVB Collateral, including (a) actions with respect to the creation, perfection or continuation of liens on or security interests in such Collateral, (b) actions with respect to the foreclosure upon, sale, release or disposition of, or failure to realize upon, any of such Collateral or (c) any other action with respect to the enforcement of any provision with respect to the SVB Collateral or the valuation, use, protection or disposition of such Collateral. Notwithstanding the foregoing, SVB shall give the Collateral Agent reasonable prior notice of any foreclosure upon or disposition of any SVB Collateral by SVB.

      2.7 Remedies. The rights and remedies of SVB under the SVB Agreements shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No failure or delay by SVB in exercising any such right shall operate as a waiver of such right, nor shall any partial or single exercise of any such right preclude its other or further exercise or the exercise of any other right.

      2.8 SVB's Rights. This is a continuing agreement of subordination of Collateral Agent's and the Noteholders' security interests, and SVB may continue, without notice to the Collateral Agent and the Noteholders, to extend credit or other accommodations or benefits, and loan monies, to or for the account of the Company in reliance hereon. SVB may at any time, in its discretion, renew or extend the time of payment of all or any SVB Obligations, amend or modify the SVB Obligations and any terms or provisions thereof (including without limitation the rate of interest thereon) or of any agreement securing the same or otherwise relating thereto, waive or release any SVB Collateral which may be held therefor at any time, and make and enter into any such agreement or agreements as SVB may deem proper or desirable relating to the SVB Obligations, without notice to or further consent from the Collateral Agent and the Noteholders; provided, however, that the aggregate principal amount of the SVB Obligations shall not exceed $20,000,000 (plus interest and reasonable costs, fees and expenses, including without limitation reasonable attorneys fees) without the consent of the Collateral Agent. The Collateral Agent and the Noteholders waive notice of acceptance hereof, notice of the creation of any SVB Obligations, the giving or extension of any credit by SVB to the Company, or the taking, waiving or releasing of any security therefor, or the making of any modifications to any SVB Agreements (except as provided in the second sentence of this Section 2.8), and the Collateral Agent and the Noteholders waive presentment, demand, protest, notice of protest, notice of default, and all other notices to which the Collateral Agent and the Noteholders might otherwise be entitled, except as herein expressly set forth.

      2.9 Agreement Not to Transfer Notes Without Consent. Each Noteholder agrees that it will not transfer any Note held by it without causing the transferee or assignee to execute a written acknowledgment accepting the terms and conditions of this Agreement.

      2.10 Receipt in Trust. In the event that, notwithstanding the foregoing, any payment shall be made to the Collateral Agent or a Noteholder that is not permitted by Section 2.2 hereof, such payment shall be received and held in trust for SVB and shall be paid over and delivered forthwith to SVB or its representative for application to the SVB Obligations in the manner provided in the SVB Agreements.

      2.11 Company Agreement. The Company agrees that any Event of Default shall constitute a default and an event of default under the SVB Agreements.

      SECTION 3 Intercreditor Arrangements in Bankruptcy.

      (a) This Agreement shall remain in full force and effect and enforceable pursuant to its terms in accordance with Section 510(a) of the Bankruptcy Code, and all references herein to the Company shall be deemed to apply to such entity as debtor in possession and to any trustee in bankruptcy for the estate of such entity.

      (b) Except as otherwise specifically permitted in this Section 3, until the SVB Obligations have been paid in full and all financing commitments under the SVB Agreements have expired or been terminated, the Collateral Agent will not assert, without the written consent of SVB, any claim, motion or objection in respect of the SVB Collateral or the Noteholder Collateral in connection with any Bankruptcy Event (other than a claim or assertion that SVB has acted in bad faith or in violation of law) which could otherwise be asserted or raised in connection with such Bankruptcy Event by the Collateral Agent or a Noteholder as a creditor of the Company, including without limitation any claim, motion or objection seeking or opposing adequate protection or relief from the automatic stay in respect of the SVB Collateral or the Noteholder Collateral.

      (c) Without limiting the generality of the foregoing, the Collateral Agent agrees that if a Bankruptcy Event occurs, (i) SVB may consent to the use of cash collateral on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of the Collateral Agent or the Noteholders as holders of an interest in the Noteholder Collateral; (ii) SVB may provide postpetition financing for the Company pursuant to Section 364 of the Bankruptcy Code or other applicable law and on such terms and conditions and in such amounts as it shall in good faith determine without seeking or obtaining the consent of the Collateral Agent or the Noteholders as holders of an interest in the Noteholder Collateral, and neither the Collateral Agent nor the Noteholders shall oppose such financing; (iii) neither the Collateral Agent nor the Noteholders shall oppose the Company's use of cash collateral on the basis that their interest in the Noteholder Collateral is impaired by such use or inadequately protected by such use to the extent such use has been approved by SVB in good faith; and (iv) neither the Collateral Agent nor the Noteholders shall oppose any sale or other disposition of any assets comprising part of the Noteholder Collateral free and clear of security interests and liens of any party, including the Noteholders, under Section 363 of the Bankruptcy Code on the basis that the interest of the Noteholders in the Noteholder Collateral is impaired by such sale or inadequately protected as a result of such sale if SVB has consented in good faith to such sale or disposition of such assets.

      (d) The Collateral Agent agrees that it will not initiate or prosecute any claim, action or other proceeding (i) challenging the validity or enforceability of the SVB Agreements, (ii) challenging the validity, enforceability or unavoidability of any claim of SVB with respect to the SVB Collateral, (iii) challenging the perfection, enforceability or unavoidability of any liens securing the SVB Collateral or (iv) asserting any such claims which the Company may hold with respect to SVB or the SVB Obligations.

      (e) To the extent that SVB receives payments or transfers on the SVB Obligations or proceeds of the SVB Collateral which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy or other applicable law, then, to the extent of such payment or proceeds received, the SVB Obligations, or part thereof, intended to be satisfied shall be revived and continue in full force and effect enjoying all rights and benefits of this Agreement as if such payments or proceeds had not been received by SVB.

      (f) Notwithstanding any other provision of this Section 3, the Collateral Agent and each Noteholder shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of the Noteholders, including without limitation any claims secured by the Noteholder Collateral, or challenging the perfection, enforceability or unavoidability of any liens securing the Noteholder Collateral.

      SECTION 4 Miscellaneous.

      4.1 Successors. This Agreement is being entered into for the benefit of SVB, the Collateral Agent and the Noteholders and shall be binding upon all of the parties hereto.

      4.2 Further Assurances. The Company and the Collateral Agent will, at the Company's expense, and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that SVB may reasonably request in order to perfect or otherwise protect any right or interest granted or purported to be granted hereby or to enable SVB to exercise and enforce its rights and remedies hereunder. The Company and SVB will, at the Company's expense and as soon as practical after the payment in full of the SVB Obligations and expiration or termination of the financing commitments under the SVB Agreements, promptly execute, deliver and file any and all further instruments and documents necessary to evidence the termination of liens granted under the SVB Agreements.

      4.3   Notices; Amendments etc.

      (a) All notices, requests and demands to or upon the parties to this Agreement to be effective shall be in writing (including by facsimile or telecopy transmission) and shall be deemed to have been duly given or made (i) when delivered by hand or (ii) three business days after being deposited in the mail, postage prepaid or (iii) one business day after being sent by priority overnight mail with an internationally recognized overnight delivery carrier or
(iv) if by telecopy or facsimile, when received, at the addresses or transmission numbers for notices set forth as follows or to such other address or transmission number as may be hereafter notified in writing by the respective parties hereto:


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

      SVB:                                   SILICON VALLEY BANK

                                             2400 Geng Road
                                             Suite 200, Palo Alto CA  94303
                                             Attention:  Brad Leahy
                                             Facsimile:  (650) 320-0016

      COLLATERAL AGENT AND NOTEHOLDERS:      C/O WARBURG PINCUS PRIVATE EQUITY
                                             VIII, L.P.
                                             466 Lexington Avenue
                                             New York, New York 10017
                                             Attention:  Larry Bettino
                                             Facsimile:  (212) 878-9361

      COMPANY:                               PROXIM CORPORATION

                                             935 Stewart Drive
                                             Sunnyvale, CA  94085
                                             Attention:  Chief Financial Officer
                                             Facsimile:  (408) 731-3680

      (b) This Agreement may be amended and the terms hereof may be waived only with the written consent of each of SVB and the Collateral Agent and, in the case of any such amendment or waiver that would adversely affect the Company, the Company.

      4.4 Termination. This Agreement shall terminate upon payment in full of the SVB Obligations and expiration or termination of the financing commitments under the SVB Agreements.

      4.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      4.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

      4.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA. At SVB's option, all actions and proceedings, to which SVB is a party, based upon, arising out of or relating to, this Agreement shall be litigated exclusively in courts located within Santa Clara County, California, and the Collateral Agent consents to the jurisdiction of any such court and consents to the service of process in any such action or proceeding by personal delivery, first-class mail, or any other method permitted by law, and waives any and all rights to transfer or change the venue of any such action or proceeding to any court located outside Santa Clara County, California.


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
      4.8 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

               [Remainder of this page intentionally left blank.]


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
      IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date shown above.

                                 SILICON VALLEY BANK

                                 By: /s/ Bradford H. Leahy
                                     ----------------------------------------
                                     Name:  Bradford H. Leahy
                                     Title:    Vice President

                                 WARBURG PINCUS PRIVATE EQUITY VIII,
                                 L.P., as Collateral Agent
                                 By: Warburg, Pincus & Co.
                                       its General Partner

                                 By: /s/ Jeffrey A. Harris
                                     ----------------------------------------
                                     Name:  Jeffrey A. Harris

                                 Title: Partner

                                 PROXIM CORPORATION


                                 By: /s/ Franco Plastina
                                    --------------------------------------
                                    Name:  Franco Plastina
                                    Title: President and Chief Executive Officer




                    Signature Page to Intercreditor Agreement

                                   EXHIBIT "A"

      All right, title and interest of Company in and to the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, all of the above, and all Company's books relating to any of the above.

      As used above in this Exhibit A, the following terms have the following meanings:

      "Accounts" means all present and future "accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Company.

      "Deposit Accounts" means all present and future "deposit accounts" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

      "Equipment" means all present and future "equipment" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

      "General Intangibles" means all present and future "general intangibles" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

      "Intellectual Property" means all present and future (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of Company connected with and symbolized by any such trademarks; (f) computer software and computer software products; (g) designs and design rights; (h) technology; (i) all claims for damages by way of past, present and future infringement of any of the rights included above; (j) all licenses or other rights to use any property or rights of a type described above.

      "Inventory" means all present and future "inventory" as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of Company's custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

      "Investment Property" means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, and all other securities of every kind, whether certificated or uncertificated.

      "Other Property" means the following as defined in the California Uniform Commercial Code in effect on the date hereof with such additions to such term as may hereafter be made, and all rights relating thereto: all present and future "commercial tort claims", "documents", "instruments", "promissory notes", "chattel paper", "letters of credit", "letter-of-credit rights", "fixtures", "farm products" and "money"; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the California Uniform Commercial Code.